UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2013

IGNITE RESTAURANT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35549	94-3421359
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Company or organization)		Identification No.)

9900 Westpark Drive, Suite 300, Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 366-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On November 5, 2013, Ignite Restaurant Group, Inc. (the “Company”) issued a press release reporting financial results for the third quarter of fiscal year 2013.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. In the press release, the Company used non-GAAP financial measures discussed in Appendix A hereto (incorporated herein by reference), which contains certain statements of the Company’s management regarding the use and purpose of the non-GAAP financial measures used therein.

The information contained in this Current Report on Form 8-K, including the Exhibit attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1                        Press release dated November 5, 2013.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 5, 2013

IGNITE RESTAURANT GROUP, INC.

	By:	/s/ Michael J. Dixon
Michael J. Dixon
President and Chief Financial Officer

APPENDIX A

Use of Non-GAAP Financial Measures

We occasionally utilize financial measures and terms not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”) to evaluate our operating performance.  These non-GAAP measures are provided to enhance the reader’s overall understanding of our current financial performance.  These measurements are used by many investors as a supplemental measure to evaluate the overall operating performance of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations. Many investors are interested in understanding the performance of our business by comparing our results from ongoing operations from one period to the next and would ordinarily add back events that are not part of normal day-to-day operations of our business. Management and our majority stockholder also use such measures as measurements of operating performance, for planning purposes, and to evaluate the performance and effectiveness of our operational strategies.

These non-GAAP measures may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. We have provided a definition below for these non-GAAP financial measures, together with an explanation of why management uses these measures and why management believes that these non-GAAP financial measures are useful to investors. In addition, we have provided a reconciliation within the press release to reconcile these non-GAAP financial measures utilized therein to its equivalent GAAP financial measure.

Adjusted net income (loss) and Adjusted net income (loss) per share

We calculate Adjusted net income (loss) by eliminating from net income (loss) the impact of items we do not consider indicative of our ongoing operations. Specifically, we believe that this non-GAAP measure provides greater comparability and enhanced visibility into our results of operations, excluding the impact of special charges and certain other expenses.  Adjusted net income (loss) represents net income (loss) less items such as (a) transaction costs related to our acquisition of Romano’s Macaroni Grill, (b) transaction costs related to our IPO, (c) costs related to the preparation and filing of a registration statement for a proposed secondary offering of our common stock, (d) costs related to the refinancing of our credit facility, (e) loss on disposal of fixed assets related to conversion, remodels and closures, (f) non-recurring recruiting and training expenses related to increased restaurant-level staffing at our Macaroni Grill restaurants, (g) restatement expenses, (h) gain on insurance settlements, and (i) the income tax effect of the above described adjustments. Adjusted net income (loss) per share is calculated by dividing Adjusted net income (loss) by the actual weighted average shares outstanding for the period. We believe this measure provides additional information to facilitate the comparison of our past and present financial results. We utilize results that both include and exclude the identified items in evaluating business performance. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items. In the future, we may incur expenses or generate income similar to these adjustments.

Adjusted pro forma net income per share

We calculate Adjusted pro forma net income per share by dividing Adjusted net income by the pro forma weighted average shares outstanding during the period. Pro forma weighted average shares outstanding reflects the 6.4 million shares of common stock  issued in connection with the Company’s initial public offering in May 2012 as being issued and outstanding at the beginning of fiscal year 2012. Adjusted pro forma net income per share is not required by or presented in accordance with GAAP or Article 11 of Regulation S-X.